Alliance Bond Fund, Inc.				Exhibit 77C
811-2383


77C - Matters submitted to a vote of security holders


A Special Meeting of Shareholders of U.S. Government Portfolio of the Alliance Bond Fund, Inc. ("ABF") was held on December 12, 2000. A description of each proposal and number of shares voted at the meeting are as follows:



Shares Voted For

Shares Voted
Against
Shares Abstained
To approve an amendment of
the ABF's fundamental
policy to permit each Fund
to engage in securities
lending to the extent
permitted by the Investment
Company Act of 1940, as
amended (the "1940" Act).

53,350,498
3,245,476
3,032,802
Approval of a proposal to
reclassify the fundamental
policy regarding the
writing, purchasing or
selling of put, calls or
any combination thereof to
a non-fundamental policy.

52,669,851
3,460,742
3,498,184

Approval of a proposal to
remove a fundamental policy
that restricts investments
in unseasoned issuers.


51,908,322

4,167,458

3,552,997
Approval of a proposal to
reclassify the fundamental
policy regarding
investments in illiquid
securities as non-
fundamental and to revise
the policy.

52,554,372
3,576,095
3,498,310



























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